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                                 Rosenberg Rich
                                  Baker Berman
                                   & Company
                         A PROFESSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

         380 Foothill Road o P.O. Box 6483 o Bridgewater, NJ 08807-0483
                    Phone: 908-231-1000 o FAX: 908-231-6894
                 Website: www.rrbb.com o E-Mail: info@rrbb.com

                                                                   April 2, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 28, 2003 which our former client, Medi-Hut Co., Inc., proposes to file. We agree with the statements made in response to that item insofar as they relate to our firm, except as follows:

1. In the course of our audit of the financial statements of Medi-Hut Co. for the fiscal year ended October 31, 2002, we discovered that the financial statements of a joint venture on which we had relied in issuing our audit opinion concerning the Medi-Hut financial statements for the year ended October 31, 2001 had been inaccurate. We advised Larry Simon, who at that time was the Chief Financial Officer of Medi-Hut, that the matter should be further investigated as it might impact the fairness of the fiscal 2001 financial statements. As of the date of our dismissal, the matter had not been resolved to our satisfaction.

2. In the course of our audit of Medi-Hut's financial statement for fiscal 2002, information came to our attention which indicated that the financial statements in the Quarterly Reports on Form 10-QSB filed by Medi-Hut for the first three quarters of fiscal 2002 had not been prepared in accordance with GAAP, in that revenue had been recorded prematurely. We advised management of Medi-Hut that the financial statements for each of the first three quarters of fiscal 2002 should be restated. As of the date of our dismissal, the restatements had not occurred nor had the matter been otherwise resolved to our satisfaction.

3. In the course of our audit of Medi-Hut's financial statements for fiscal 2002, we were informed that Larry Simon, who at that time was the Chief Financial Officer of Medi-Hut, would not provide to us certain representations of fact which we required to support the financial statements. We advised Medi-Hut that representations of management would be necessary if we were to render an unqualified opinion. If we had completed the audit and had not received the representations, we would have made reference to the absence of the representations in our audit report.

Leonard M. Friedman, CPA(D)(C)[]
Batty D. Kopp, CPA*
Frank S. Laforgia, CPA
Alvin P. Levine, CPA+
Aaron A. Rich, CPAo
David N. Roth, CPA
Carl S. Schwartz, CPA*
Gary A. Sherman, CPA*
Nicholas I. Truglio, CPA
Steven J. Truppo, CPA
---------------
Pamela Bazner Ali, CPA
Marsha L. Baldinger, CPA, CEP**
Daniel M. Brooks, CPA

Dorvin M. Rosenberg, CPA
          ----------
Kenneth A. Berman, CPA (1933-2000)

*   NJ and NY
+   NJ and FL
o   NJ, NY and PA
(D) Accredited in Business Valuation
(C) Certified Business Appraiser
**  Certified Financial Planner
/\  Certified Fraud Examiner
[]  Certified Valuation Analyst

Other Office:

111 Dunnell Road
Maplewood, NJ 07040
973-763-6363
973-763-4430 Fax

    AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS o SEC PRACTICE SECTION
   o PRIVATE COMPANIES PRACTICE SECTION o INDEPENDENT ACCOUNTANTS INTERNATIONAL
                  o NATIONAL CPA HEALTHCARE ADVISORS ASSOCIATES

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        Rosenberg Rich
         Baker Berman
          & Company
A PROFESSIONAL ASSOCIATION OF
 CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
April 2, 2003
Page 2

4. In the course of our audit of Medi-Hut's financial statements for fiscal 2002, we requested evidence of shipments to Larval Corp. which had been booked as revenue in that year. When the evidence was not presented to us, we advised Larry Simon, who at that time was Chief Financial Officer of Medi-Hut, and Thomas Gifford and David LaVance, in their roles at that time as consultants to Medi-Hut, that Medi-Hut's inability to provide such evidence would materially impact the reliability of Medi-Hut's financial statements for fiscal 2002. As of the date of our dismissal the evidence of shipments had not been presented to us.

To date, we have not received authorization from Medi-Hut to respond fully to the inquiries of our successor accountant concerning the subject matter of these disagreements and events.

                                       Very truly yours,

                                       /s/ Rosenberg Rich Baker Berman & Company

                                       Rosenberg Rich Baker Berman & Company